Exhibit 5.1

Goodwin Procter llp
The New York Times Building
620 Eight Avenue
New York, NY 10018

goodwinlaw.com
+1 617 570 1000

March 25, 2025

TransCode Therapeutics, Inc.

73b Chapel Street

Newton, MA 02458

Re:	Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-268764) (as amended or supplemented, the “Registration Statement”) filed on December 13, 2022, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance, offer and/or sale from time to time of, among other securities, common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock, of TransCode Therapeutics, Inc., a Delaware corporation (the “Company”). The Registration Statement was declared effective by the Commission on December 16, 2022. Reference is made to our opinion letter dated December 13, 2022, and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on March 24, 2025, by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering (the “Offering”) by the Company of (i) up to 10,250,000 shares of Common Stock (the “Shares”), (ii) up to 10,250,000 warrants to purchase shares of Common Stock (the “Common Warrants,” and the shares of Common Stock issuable upon exercise thereof, the “Common Warrant Shares”), (iii) warrants to purchase up to 512,500 shares of Common Stock offered and sold to representatives of the placement agent for the Offering (the “Placement Agent’s Warrants”) and (iv) up to 512,500 shares of Common Stock issuable upon exercise of the Placement Agent’s Warrants (the “Placement Agent Warrant Shares”) covered by the Registration Statement. The Shares and Common Warrants are being sold to several purchasers, and the issuance of the Placement Agent’s Warrants to the Placement Agent, in reliance solely on the Registration Statement and the Prospectus Supplement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

TransCode Therapeutics, Inc.

March 25, 2025

The opinions set forth below under paragraphs 1, 4, and 5 are limited to the Delaware General Corporation Law and the laws of the State of New York. The opinions under paragraphs 2 and 3 are limited to the laws of the state of New York.

Based on the foregoing, we are of the opinion that:

1.	The Shares have been duly authorized and, when delivered and paid for in accordance with the terms of the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

2.	The Common Warrants have been duly authorized and executed by the Company and, when delivered and paid for in accordance with their terms, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Placement Agent’s Warrants have been duly authorized and executed by the Company and, when delivered and paid for in accordance with their terms, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Warrant Shares have been duly authorized by the Company and, assuming the Warrant Shares were issued today upon exercise of the Common Warrants in accordance with their terms, the Warrant Shares would be validly issued, fully paid and nonassessable.

5.	The Placement Agent Warrant Shares have been duly authorized by the Company and, assuming the Placement Agent Warrant Shares were issued today upon exercise of the Placement Agent Warrants in accordance with their terms, the Placement Agent Warrant Shares would be validly issued, fully paid and nonassessable.

Our opinions set forth above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter

GOODWIN PROCTER llp